Registration No. 333-__________

As filed with the Securities and Exchange Commission on September 20, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

ENTERRA ENERGY TRUST

(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

26th Floor, 500 – 4th Avenue S.W.
Calgary, Alberta T2P 2V6
Canada
(403) 263-0262

(Address, including zip code,
of registrant’s principal executive offices)
____________________

Restricted Unit and Performance Unit Incentive Plan

Trust Unit Option Plan

(Full title of the plan)
____________________

DL Services, Inc.
U.S. Bank Centre
1420 Fifth Avenue, Suite 3400
Seattle, WA 98101-4010
(206) 903-8800

(Name, address and telephone number,
including area code, of agent for service of process)

____________________

Copies to:

Kimberley Anderson
Dorsey & Whitney LLP
U.S. Bank Center
1420 5th Ave, Suite 3400
Seattle WA 98101-4010
(206) 903-8800
____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Trust Units, no par value, issuable pursuant to the Trust Unit Option Plan	636,667 units	$9.41 (2)	$5,991,036.47	$641.04
Trust Units, no par value, issuable pursuant to the Restricted Unit and Performance Unit Incentive Plan	2,404,492 units	$9.41 (2)	$22,626,269.72	$2,421.01
				$3,062.05

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.  The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Registrant’s Common Stock as quoted on the New York Stock Exchange on September 15, 2006.

INTRODUCTORY STATEMENT

On December 3, 2004, Enterra Energy Trust  (the “Registrant”), filed a Registration Statement on Form S-8 (No. 333-120996) to register 2,000,000 trust units issuable upon exercise of options granted by the Registrant under its Trust Unit Option Plan, as amended.

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 to register 636,667 additional trust units issuable pursuant to the Trust Unit Option Plan upon exercise of options and 2,404,492 trust units issuable pursuant to the Restricted Unit and Performance Unit Incentive Plan.  The number of Trust Units reserved for issuance pursuant to these plans, together with any other compensation plan, may not exceed 10% of the outstanding Trust Units calculated on an undiluted basis.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement is being filed by Enterra Energy Trust with respect to the Plans referred to on the cover of this Registration Statement. The document(s) containing information required in Part I of this Registration Statement will be provided to each participant in the Plans, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Company, are incorporated by reference in this Registration Statement, as of their respective dates:

 (a)   The Company’s Annual Report on Form 40-F, as amended, for the fiscal year ended December 31, 2005;

 (b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above; and

 (c)   The description of the Company’s securities contained in the Company’s registration statement on Form 8-A filed on December 12, 2000, as amended on November 28, 2003 and February 6, 2006, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Not applicable.

Item 6.

Indemnification of Directors and Officers.

Enterra Energy Corporation’s by-laws provide the following in accordance with the Business Corporations Act (the “Act”) Alberta, Canada. Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the qualification of such director or officer or board. Directors may rely upon the accuracy of any statement or report prepared by the Corporation’s auditors, internal accountants or other responsible officials and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting upon such statement or report.

Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if: (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such against any liability incurred by him, as the board may from time to time determine.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

Exhibit Number	Description
4.1	Enterra Energy Trust Unit Option Plan, as amended
4.2	Enterra Energy Trust Restricted Unit and Performance Unit Incentive Plan
5.1	Opinion of Laurelle Funk, Solicitor
23.1	Consent of KPMG LLP
23.2	Consent of Laurelle Funk, Solicitor (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (contained on signature page)

Item 9.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, on September 18, 2006.

    ENTERRA ENERGY TRUST

By:   signed “E. Keith Conrad”

Name: E. Keith Conrad

Title: President and CEO

Enterra Energy Corp. as Administrator of Enterra Energy Trust

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints E. Keith Conrad or Victor Roskey, or either of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
“E. Keith Conrad” E. Keith Conrad	President, Chief Executive Officer and Director	September 18, 2006
“Victor Roskey” Victor Roskey	Senior Vice President Finance and Administration (principal accounting and financial officer)	September 18, 2006
“Norman W.G. Wallace” Norman W.G. Wallace	Director	September 19, 2006
“Peter Carpenter” Peter Carpenter	Director	September 19, 2006
“R.H. Joseph Vidal” R.H. Joseph Vidal	Director	September 18, 2006
W. Cobb Hazelrig W. Cobb Hazelrig	Director	September 18, 2006
“Roger Giovanetto” Roger Giovanetto	Director	September 18, 2006

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of Enterra Energy Trust in the United States, in Carney, Oklahoma on this 18th day of September, 2006.

Enterra US Acquisitions Inc.

By:

signed “Kim L. Booth”

Name:

Kim L. Booth

Title:

Vice President and Chief Operating Officer US Operations

EXHIBIT INDEX Exhibit Number	Description
4.1	Enterra Energy Trust Unit Option Plan, as amended
4.2	Enterra Energy Trust Restricted Unit and Performance Unit Incentive Plan
5.1	Opinion of Laurelle Funk, Solicitor
23.1	Consent of KPMG LLP
23.2	Consent of Laurelle Funk, Solicitor (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (contained on signature page)